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                                                                   EXHIBIT 10.12


                                  OFFICE LEASE

THIS LEASE made as of the 19th day of December, 1999 between Landlord and Tenant, both as hereinafter defined.

                                   WITNESSETH:

         In consideration of the rent to be paid, the mutual covenants and agreements herein contained, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Landlord hereby demises and rents unto Tenant, and Tenant hereby leases from Landlord, the Premises in Landlord's building hereinafter described, upon the terms, covenants and conditions hereinafter contained.

         1. FUNDAMENTAL LEASE PROVISIONS AND DEFINITIONS. As used herein the following terms shall have the following meanings:

         (a) Landlord:           ALAN B. KAHN AND WINDSOR CITY
                                 PARTNERSHIP, TENANTS IN COMMON
                                 c/o Grubb & Ellis/The Furman Co.
             Address:            PO Box 2487
                                 Greenville, SC 29602

         (b) Tenant:             TriVergent Communications

             Address:            Before Lease Commencement Date:

                                 200 North Main Street, Suite 303
                                 Greenville, SC 29601
                                 ATTN: Hamilton E. Russell, III

                                 Following Lease Commencement Date:

                                 301 North Main Street, 5th Floor
                                 Greenville, SC 29601
                                 Hamilton E. Russell, III

         (c) Building: The Building containing approximately 369,811 square feet, known as The Landmark Building located at 301 North Main Street, Greenville, SC 29601.

         (d) Tenant's Prorata Share: 20.51 percent.


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         (e) Premises: The portion of the Building identified or shown on the attached Exhibit "A" containing approximately 75,839 square feet. The Premises are stipulated for all purposes to contain the square footage of rentable area set forth herein.

         (f) Lease Duration: Ten (10) years with two (2) five (5) year options. Tenant must exercise said options at least 270 days (9 months) prior to the expiration of the existing term.

         (g) Lease Commencement Date: One hundred (100) days from issuance of Building Permits, or completion of improvements, or the date Tenant receives a Certificate of Occupancy Landlord and Tenant agree to execute a Commencement Letter after Building Permits have been issued.

                       Number            Monthly            Annual
         (h) Rent:     Months             Rent               Rent
                       ------            -------            ------
                          1-2           31,599.58         379,195.00
                         3-36           92,270.78       1,107,249.40
                        37-72           97,832.31       1,173,987.72
                       73-108          103,709.83       1,244,517.99
                      109-122          109,903.35       1,318,840.21

         The rental rate for the option periods shall be 90% of market at the beginning of each option period (said rate not to be lower than the rate paid by Tenant in years 10 and 15), then escalating 3% per year in the ensuing years.

         (i) Security Deposit: $ 0.00 .

         (j) Rental Payment Place:  Grubb & Ellis/The Furman Co.
                                    P. O. Box 2487
                                    Greenville, SC 29602

         (k) Expense Stop: The Tenant shall pay Landlord as Additional Rent hereunder Tenant's Prorata Share of the amount by which the Basic Costs of the applicable calendar year exceed the previous calendar year. The expense stop for the Basic Costs shall be the expenses incurred during the calendar year 2000.

         (l) Property: The Building, including without limitation, the Premises, Service Areas and Common Areas together with the Exterior Common Areas, or any parts or combination thereof:


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         (m) Common Areas: The areas of the Building devoted to corridors, elevator foyers, restrooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas and other similar facilities provided for the common use or benefit of tenants generally or of the public. Common Areas shall be measured from and to the inside finished surface of exterior Building wall, and from and to the center of any partition walls which separate Common Areas from tenant spaces, including the Premises, and from Service Areas.

         (n) Service Areas: The areas within the Building outside walls used for elevators, building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts (but shall not include any areas provided or reserved for the exclusive use of a particular tenant). Service areas shall be measured from and to the inside finished surface of exterior Building walls, and from and to the center of any partition walls which separate Service Areas from tenant spaces, including the Premises, and from Common Areas.

         (o) Exterior Common Areas: All areas not located within the Building provided and maintained for the common use and benefit of Landlord and tenants of the Building (or multi-building project) generally, and the employees, invitees and licensees of Landlord and such tenants, including, without limitation, parking areas whether enclosed or not, streets, sidewalks, and landscaped areas.

         (p) Basic Costs: All expenses, costs and disbursements (but not repayment of debt or replacement of capital investment items, nor specific costs especially billed to and paid by other tenants of the Building) of every kind and nature which Landlord shall pay or become obligated to pay because of, or in connection with, the ownership and operation of the Property including but not limited to the following: (i) Wages and salaries, including payroll taxes, workers' compensation, insurance premiums, and all other employment costs to Landlord of all employees engaged in operating and maintaining the Property and that part of central accounting costs which are applicable to the Property; (ii) cost of all supplies and materials used in operation and maintenance of the Property; (iii) cost of all utilities for the Property including the cost of water, sewer, gas, oil and electric and other power; (iv) cost of all maintenance and service agreements for the Property and the equipment therein, including, but not limited to security service, window cleaning, janitorial service, elevator maintenance, maintenance of heating, ventilation and air-conditioning equipment, plumbing, controls, locks, alarms and all other parts of the Building; (v) cost of all insurance relating to the Property or rents therefrom including, but not limited to, the cost of casualty and liability insurance applicable to the Property and to Landlord's personal property used in connection with the Property; (vi) charges, including business license charges whether federal, state, county or municipal, and whether they be by taxing districts, or taxes, and assessments,


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attributable to the Property, its operation, or any tax in the nature of a gross receipts tax imposed on rentals; (vii) cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alteration attributable solely to tenants of the Building other than Tenant); (viii) amortization of the cost of installation of capital investments items which are primarily for the purpose of reducing operating costs or which may be required by government authority, as reasonably amortized by Landlord, with interest at prime plus 2% per annum on the amount unamortized from time to time; and (ix) management fees. The Basic Costs of the Property shall be computed on the accrual basis and shall be all Basic Costs incurred by Landlord to maintain all facilities of the Property in operation during all or part of the applicable calendar year, together with such additional or substitute facilities in subsequent years as may be determined by Landlord as necessary.

         (q) Building Standard Improvements: Those improvements to the Premises described on the attached Exhibit "B" which shall be incorporated herein by reference. "Building Standard" shall mean the type, brand and/or quality of materials Landlord designates from time to time to be the minimum quality used in the Building or the exclusive type, grade or quality of material to be used in the Building, as the context indicates.

         2. LEASE TERM: The term of the Lease shall commence on the earlier of
(a) the Lease Commencement Date set forth in Paragraph 1 (g), as may be extended as hereinafter set forth, or (b) the date on which Tenant occupies the Premises. The Lease shall continue until the expiration of a period equal of the Lease Duration after the end of the month in which the Lease Term commences (except that if the Lease Term commences on the first day of a month, the Lease Term shall end after the expiration of a period equal to the Lease Duration after such commencement). The fractional month, if any, between the commencement of the Lease Term and the end of the month in which the Lease Term begins is called the "Fractional Month".

         If Landlord is unable to deliver possession of the Premises to the Tenant by the Lease Commencement Date because of the retention of possession thereof by a prior occupant, or the inability of Landlord to complete the preparation of the Premises for the Tenant, this Lease shall not terminate, however, the Lease Commencement Date shall be extended to the date on which Landlord delivers possession of the Premises to the Tenant. For each day's delay in the delivery of possession to Tenant, Landlord shall give Tenant two day's credit against rental payments. If Landlord fails to deliver possession of the Premises to the Tenant within THIRTY (30) DAYS following the Lease Commencement Date, the Tenant may immediately terminate this Lease

         3. USE. The Premises shall be used for office purposes and for the provisioning and sale of telecommunications services and for no other purpose. Tenant agrees not to


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use, or permit the use of, the Premises for any purpose which is illegal, or which constitutes or creates a nuisance, or which would increase the cost of insurance coverage with respect to the Building, or which tends to reduce the value of the Building or Property or reduce the attractiveness of the Building or Property to other tenants.

         4. RENT. Tenant shall pay the Rent to the Landlord without demand, deduction or set off, at the Rental Payment Place, or such other address for the Rental Payment Place as Landlord by written notice to Tenant may direct. Rent shall be due and payable in advance on the first day of each month during the Lease Term in the amount set forth in Paragraph 1(h). The Rent for the Fractional Month shall be apportioned on a per diem basis, calculated on the basis of a thirty-day month, and shall be payable on the commencement of the Lease Term. All installments of Rent not paid when due shall bear interest at the rate of eighteen percent (18%) per annum or the maximum rate permitted by law, whichever is lower.

         4A. PARTIAL PAYMENTS. Tenant shall make all rental payments in full. Payment or receipt of a rental payment of less than the amount stated in the Lease Agreement shall be deemed to be nothing more than partial payment on that month's account. Under no circumstances shall Landlord's acceptance of a partial payment constitute accord and satisfaction. Nor will Landlord's acceptance of a partial payment forfeit Landlord's right to collect the balance due on the account, despite any endorsement, stipulation or other statement on any check.

Any modification to this Lease Agreement must be made in a letter signed by Landlord, in which the Landlord states and agrees to the modification. The Landlord may accept any partial payment check with any conditional endorsement without prejudice to his/her right to recover the balance remaining due, or to pursue any other remedy available under this Lease Agreement.

         5. ADDITIONAL RENT. The Tenant shall pay Additional Rent determined in accordance with Paragraph 1(k). The Landlord shall have the right to make a good faith estimate of the Additional Rent for each calendar year and upon thirty
(30) days notice require the monthly payment by Tenant of an amount equal to 1/12 of such estimate. By April 1 of each year, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of Landlord's computation of the Additional Rent applicable to the preceding calendar year which statement shall show the Basic Costs for such year, and the amount by which the Tenant has either underpaid or overpaid for such calendar year. If Tenant has underpaid for such calendar year it shall pay Landlord within thirty
(30) days of written notification the amount of Additional Rent less estimated payments made by Tenant; and, if Tenant has overpaid, then Landlord, at Landlord's option shall refund to Tenant any such overpayment or apply such amount against rentals due or to become due under this Lease.


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         6. SERVICES TO BE FURNISHED BY LANDLORD. Landlord agrees to furnish
Tenant the following services, subject to any limitations which may be imposed thereon from time to time by any governmental authority:

         (a) Hot and cold water at those points of supply provided for general use of other tenants in the Building, and heating and air-conditioning in season at such temperatures as are deemed standard by Landlord from time to time during normal business hours which are hereby defined as 7:00 AM to 6:00 PM Monday through Friday and 8:00 AM to 1:00 PM on Saturday, but exclusive of normal business holidays; however, electrical and heating and air-conditioning services at times other than for normal business hours for the 5th and 7th floors tower area of the Premises of the Building shall be furnished upon request of Tenant delivered to Landlord at least ONE (1) DAY in advance of the date such usage is requested. Tenant shall bear the entire cost of such requested additional service. Landlord agrees to use his best efforts to separately meter or submeter the 5th floor annex and to submeter the 5th floor and 7th floor area of the tower to monitor Tenant's electrical and HVAC usage. If, in the 5th floor annex area , Tenant desires HVAC or electrical usage after normal business hours as defined herein, Tenant may use such service without notifying Landlord and such usage will be calculated on a monthly basis to determine if Tenant's usage is over or under the stated electrical allowance ("Allowance") which for this Lease is calculated at $1.00 per rentable square foot. If Tenant's usage exceeds the Allowance, Tenant will be billed for such additional usage, which will be due and payable thirty (30) days after receipt of Invoice. If Tenant's usage is under the Allowance, Tenant will receive a credit towards the following month's usage. Landlord and Tenant acknowledge that the Allowance may be adjusted up or down as needed , and both parties agree to act in good faith to monitor the Allowance.

         (b) Routine maintenance and electric lighting service for all Common Areas and Service Areas of the Building in the manner and to the extent deemed by Landlord to be standard.

         (c) Reasonable janitorial service, Monday through Friday, but exclusive of normal business holidays. A copy of janitorial specifications are attached to this Lease as EXHIBIT D and incorporated herein by reference.

         (d) Subject to the provisions of Paragraph 10 and Paragraph 6 (a) Building Standard facilities, (which shall be agreed upon by both Landlord and Tenant), to provide electrical current sufficient to illuminate the Premises and for the operation of small office machines by Tenant in its use and occupancy of the Premises.


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         (e) All Building Standard fluorescent bulb replacement in the Premises and fluorescent and incandescent bulb replacement in the Common Areas and Service Areas.

         (f) Access to the Building may be regulated during other than normal business hours in such manner as Landlord deems appropriate. Landlord, however, shall have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary, or for damages or injuries done by unauthorized persons on the Premises, unless such lossess or damages are the result of the negligence or misconduct of Landlord, its agents, contractors, or employees Tenant shall cooperate fully in Landlord's efforts to regulate access to the Building.

         The failure by Landlord to any extent to furnish, or the interruption or termination of, the above-described services in whole or part resulting from causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect, nor be construed as an eviction of Tenant, nor work an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement thereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Tenant shall have no claim for offset or abatement of Rent or damages on account of an interruption in service occasioned thereby or resulting therefrom, unless such lossess or damages are the result of the negligence or misconduct of Landlord, its agents, contractors, or employees.

         7. GRAPHICS. Landlord shall provide and install all letters or numerals on doors in the Premises. All such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises without Landlord's prior written consent. Landlord acknowledges Tenant's desire for signage on the two (2) elevators which service the 5th floor only, and in the lobby area of the 5th floor. Tenant after receiving Landlord's approval, may place signage in both areas at Tenant's expense.

         8. CARE OF PREMISES BY TENANT. Tenant agrees not to commit or allow any waste to be committed on any portion of the Premises, and at the termination of this Lease to deliver the Premises to Landlord in as good condition as at the commencement of the Lease Term, ordinary wear and tear accepted.

         9. REPAIRS AND ALTERATIONS BY TENANT. Tenant covenants and agrees with Landlord, at Tenant's own cost and expense, to repair or replace any damage done to the Property, or any part thereof, caused by Tenant or Tenant's agents, employees, or contractors, and such repairs shall restore the Property to as good a condition as it was in prior to such damage, and shall be effected in compliance with all applicable laws; provided, however, that if Tenant fails to make such repairs or replacements promptly, then Landlord may, at its option, make repairs, or replacements,


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and Tenant shall pay the cost thereof to the Landlord on demand as Additional
Rent. The Tenant agrees with Landlord not to make or allow to be made any alterations to the Premises except those that cost less than $5,000 and do not affect the structure or usability of the Building, without first obtaining the written consent of Landlord in each such instance, which consent may be given on such conditions as Landlord may elect. Any and all alterations to the Premises shall become the property of Landlord upon the expiration or earlier termination of this Lease (but not for movable equipment, trade fixtures or furniture owned by Tenant), and any and all equipment associated with the provisioning, sales, and service of telecommunications services), but Landlord may, nonetheless, require Tenant to remove any and all fixtures, equipment and other improvements installed by Tenant on the Premises upon the expiration or earlier termination of this Lease and restore the Premises to prior condition, ordinary wear and tear excepted. In the event that Landlord so elects, and Tenant fails to remove such improvements, Landlord may remove such improvements at Tenant's cost, and Tenant shall pay Landlord on demand the cost of restoring the Premises to Building Standard.

         10. USE OF ELECTRICAL SERVICES BY TENANT. Tenant's use of electrical services furnished by Landlord shall not exceed, either in voltage, rated capacity or overall load that which Landlord deems to be Building Standard. Building Standard does not include electricity used to operate any item of electrical equipment which singly consumes more than 0.25 kilowatts at rated capacity or which requires a voltage other than 120 volts in a single phase. In the event Tenant shall request that it be allowed to consume electrical services in excess of that deemed by Landlord to be Building Standard, Landlord may refuse to consent to such usage or may consent upon such conditions as Landlord elects, including the requirement that submeters be installed at Tenant's expense, that Tenant pay the cost of the excess electricity used, and, if the operation of such equipment requires additional air conditioning capacity above that provided by the Building Standard System, then the additional air conditioning installation and operation costs shall be paid by Tenant.

         11. LAWS AND REGULATIONS. Tenant agrees to comply with all applicable laws, ordinances, rules, and regulations of any governmental entity or agency having jurisdiction of the Premises.

         12. BUILDING RULES. Tenant will comply with the rules of the Building as adopted and amended by Landlord from time to time, and will cause all of its agents, employees, and contractors to do so.

         13. ENTRY BY LANDLORD. Tenant agrees to permit Landlord or its agents or representatives to enter into and upon any part of the Premises at all reasonable hours (and in emergencies at all times) to inspect the same, or to show the Premises to


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prospective purchasers, mortgagees, tenants or insurers, to clean or make repairs, alterations, or additions thereto, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof.

         14. ASSIGNMENT AND SUBLETTING.

         (a) Tenant covenants that it will not assign, sublease, transfer or encumber this Lease or any interest therein or space covered thereby without the prior written consent of Landlord. However, Landlord's consent shall not be required in the event of any transfer by Tenant to an affiliate of Tenant which is at least as creditworthy as Tenant as of the date of transfer and provided that Tenant delivers to Landlord certifications of such creditworthiness of such affiliate.

         (b) All cash or other proceeds or any assignment, sale or sublease of Tenant's interest in this Lease, whether consented to by Landlord or not, shall be paid to Landlord notwithstanding the fact that such proceeds exceed the rentals called for hereunder, unless Landlord agrees to the contrary in writing, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord.

         15. MECHANIC'S LIEN. Tenant covenants that it will not permit any mechanic's lien or liens to be placed upon the Premises, the Building or the Property. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishings of any materials to the Premises, or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic's or other liens against the Premises, the Building or the Property. In the event any such lien is attached to the Premises, the Building or the Property then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes shall be paid by Tenant to Landlord on demand as Additional Rent.

         16. PROPERTY INSURANCE. Landlord shall maintain fire and extended coverage insurance on the Building in such amounts as Landlord shall determine. Such insurance shall be maintained at the expense of Landlord (as a part of the Basic Costs,) and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interest shall appear. Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Premises, in such additional amounts as are required to meet Tenant's obligations pursuant to the insurance and indemnity provisions of this Lease. Tenant shall, at Landlord's request from time to time, provide Landlord with current certificates of insurance evidencing Tenant's compliance


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with the insurance provisions of this Lease. Tenant shall obtain the agreement of Tenant's insurers to notify Landlord that all policies shall contain waiver of subrogation clauses as to the other party. Tenant shall name Landlord as additional insured under all insurance policies.

         17. LIABILITY INSURANCE. Tenant and Landlord shall, each at its own expense, maintain a policy or policies of comprehensive general liability insurance with regard to the respective activities of each in the Building, and the Exterior Common Areas (or within the project if the Building is located in a multi-building project) with the premiums thereto fully paid on or before due date, issued by and binding upon some insurance company approved by Landlord, such insurance to afford minimum protection of not less than $3,000,000.00 combined single limit coverage for death or bodily injury, and property damage.

         18. INDEMNITY. Landlord and Tenant shall not be liable to the other, or to each other's agents, servants, employees, customers, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of the other party, its agents, servants or employees, invitees, licensees or any other person entering the Building under the invitation of the other party or arising out of the use of the Property by the other party. Landlord and Tenant hereby indemnify and agree to hold each other harmless from all liability and claims for any such damage or injury including attorneys fees and costs.

         19. WAIVER OF SUBROGATION RIGHTS. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Building of which the Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause(s) which are insured against under the terms of the standard fire and extended coverage insurance policies referred to herein, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, or employees.

         20. CASUALTY DAMAGE. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event any mortgagee of Landlord should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt, or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by


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notifying Tenant in writing of such termination within FORTY-FIVE (45) DAYS after the date of such damage.

         If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord's obligation to restore shall not exceed the scope of work required to be done by Landlord in originally constructing the Building and installing shell improvements in the Premises, nor shall Landlord be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty. When the Shell Improvements have been restored by Landlord, Tenant shall complete the restoration of the Premises to Building Standard and the restoration of Tenant's furniture and equipment. Landlord shall provide Tenant with an allowance (hereinafter referred to as the "Reconstruction Allowance") to pay for reconstruction of the Premises to Building Standard, such Reconstruction Allowance to be in dollar amount equal to the actual original cost to Landlord of providing the Allowance Items provided by Landlord. Except for reconstruction of Shell Improvements by Landlord and the Reconstruction Allowance, all cost and expense of reconstructing the Premises to Building Standard shall be borne by Tenant.

         Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, unless such losses or damages are the result of the negligence or misconduct of Landlord, its agents, contractors, or employees. Landlord shall allow Tenant a fair diminution of Rent [the calculation directly related to the percentage usable following casualty event] during the time and to the extent the Premises are unfit for occupancy. If the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or invitees, the Rent hereunder shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

         21. CONDEMNATION. If the whole or substantially the whole of the Building or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise or should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Premises is thus taken or sold, Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant; in which event this Lease shall terminate as of the date when physical possession of such portion of the Building and the Premises is taken by the condemning authority. If this


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Lease is not so terminated upon any such taking or sale, the Rent shall be diminished by an equitable amount, and Landlord shall, to the extent Landlord deems feasible, restore the Building and the Premises to substantially their former condition, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building and installing Building Standard Improvements in the Premises, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such damage. All amounts awarded upon a taking of any part or all of the Building or the Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claims to any such compensation.

         22. DAMAGES FROM CERTAIN CAUSES. Landlord shall not be liable to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, casualty, water damage of whatsoever nature, vandalism, court order, requisition, or order of governmental body or authority or by any other cause beyond the control of Landlord, nor shall Landlord be liable for any damage or inconvenience which may arise through repair or alteration of any part of the Property unless such losses or damages are the result of the negligence or misconduct of Landlord, its agents, contractors, or employees.

         23. EVENTS OF DEFAULT/REMEDIES.

         (a) The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to promptly pay any rent or other sum of money due hereunder; (ii) Tenant shall fail to comply with any provisions of this Lease or any other agreement between Landlord and Tenant including the Work Letter all of which terms, provisions and covenants shall be deemed material; (iii) the leasehold hereunder demised shall be taken on execution or other process of law in any action against Tenant; (iv) Tenant shall fail to promptly move into and take possession of the Premises when the Premises are ready for occupancy, or shall cease to do business in or abandon any substantial portion of the Premises; (v) Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition; (vi) Tenant takes any action to, or notifies Landlord that Tenant intends to file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or a petition will be filed or Tenant notifies Landlord that it expects such a petition to be filed; or (vii) a receiver or trustee shall be appointed for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant. If Landlord shall not be permitted to terminate this Lease as hereinabove provided because of the provisions of Title II, of the United States Code relating to Bankruptcy as amended ("Bankruptcy Code"), then Tenant or any trustee for Tenant agrees promptly, within no more than fifteen (15) days upon


                                                Landlord_____        Tenant_____
request by Landlord to the Bankruptcy Court, to assume or reject this Lease and Tenant agrees not to seek or request any extension or adjournment of any application to assume or reject this Lease by Landlord with such Court. In such event, Tenant or any trustee of Tenant may assume this Lease only if it (i) cures or provides adequate assurance that the trustee will promptly cure any default hereunder, and (ii) compensates or provides adequate assurance that Tenant will promptly compensate Landlord for any actual pecuniary loss to Landlord resulting from Tenant's default. In the event of a filing of a petition under the Bankruptcy Code, Landlord shall have no obligation to provide Tenant with heating, ventilating and air conditioning services, or utilities, janitorial, maintenance or security services, if any, unless Tenant shall have paid and be current in all payments of rents due hereunder.

         (b) Grace Period. Not withstanding anything hereinabove stated, Landlord will not exercise any available right or seek any available remedies because of any default of Tenant, unless Landlord shall have first given ten
(10) days written notice thereof to Tenant, and the Tenant shall have failed to cure the default within such period; provided, however, that: (i) Landlord shall not be required to give such notice more than two (2) times during any twelve
(12) month period; (ii) if the default consists of something other than the failure to pay money which cannot reasonably be cured within ten (10) days, Landlord will not exercise any right if the defaulting party begins to cure the default within ten (10) days and continues actively and diligently in good faith to completely cure said default.

         (c) Upon the occurrence of any event or events of default by Tenant, whether enumerated in this Paragraph or not, Landlord shall have the option to pursue any one or more of the following remedies without being deemed to have made an election of remedies: (i) terminate this Lease in which Tenant shall immediately surrender the Premises to Landlord; (ii) terminate Tenant's right to occupy the Premises (without terminating this Lease); (iii) enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease; and Tenants agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease including attorneys fees and cost, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action; and (iv) exercise all other remedies available to Landlord at law or in equity, including, without limitation, injunctive relief of all varieties, and recovery of attorneys fees and costs.

         In the event Landlord elects to re-enter or take possession of the Premises after Tenant's default. Landlord may, without prejudice to any other remedy which he may have for possession or arrearages in Rent, expel or remove Tenant and any other person who may be occupying said Premises or any part thereof. All Landlord's remedies shall


                                                Landlord_____        Tenant_____
be cumulative and not exclusive. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default, or of any future defaults or to limit Landlord's right to require strict compliance by Tenant with the provisions of this Lease.

         (c) If this Lease is terminated by Landlord pursuant to the provisions hereof, Tenant shall pay to Landlord as damages, the unamortized cost of all work performed on the Premises by Landlord in preparing the Premises for occupancy by Tenant and at the election of Landlord, either:

                  (1) a sum which represents the then excess, if any, of (i) the aggregate amount of the rental due and reserved hereunder from the date of Tenant's default to the expiration date of the fully stated term hereof over
(ii) the aggregate rental value of the Premises for the same period as reduced by the estimated cost of reletting the Premises, including attorney's fees, commissions, alterations and repair costs; or

                  (2) sums equal to the Rent which would have been payable by Tenant had this Lease not been so terminated, or had Landlord not so re-entered the Premises, payable upon the due dates therefor specified herein, provided, however, that if Landlord shall relet the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and/or in re-entering the Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to a credit for any net rents from a reletting, except to the extent set forth hereinabove.

         Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises or any part thereof, or if the Premises are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease.

         24. PEACEFUL ENJOYMENT AND RELOCATION. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms thereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its


                                                Landlord_____        Tenant_____
successors only with respect to breaches occurring during its or their respective period of ownership of the Building. If the Premises comprise an area less than 2,500 square feet, Landlord shall be entitled to cause Tenant to relocate from the Premises to a space of approximately equal area (hereinafter referred to as a "Relocating Space") within the Building (or within the project if the Building is located in a multi-building project) at any time after written notice of at least ninety (90) days is given to Tenant of Landlord's election to so relocate Tenant. Any such relocation shall be entirely at the expense of the Landlord or the third party replacing Tenant in the Premises. Such relocation shall not terminate or otherwise affect or modify this Lease except that from and after the date of such relocation, "Premises" shall refer to the Relocation Space into which Tenant has moved, rather than the original Premises as herein defined. Tenant shall surrender the original Premises as required in the relocation notice and shall cooperate fully with Landlord with respect to said relocation.

         25. SURRENDER OF PREMISES. Upon termination of this Lease for any reason whatsoever, Tenant shall surrender the Premises and keys thereof to Landlord in the same condition as at commencement of the term, normal wear and tear only excepted. Should Tenant refuse or fail to surrender the Premises upon the expiration of the lease term or earlier termination thereof, Tenant shall be a tenant at sufferance and shall pay to Landlord on demand each month a sum equal to double the Rent due hereunder during such holdover period; provided that there shall be no renewal of this Lease by operation of law.

         If Tenant remains in possession after the expiration of the term hereof with Landlord's acquiescence and without any distinct agreement of parties, Tenant shall be a tenant at will, and there shall be a tenant at will, and there shall be no renewal of this Lease, by operation of law. Notwithstanding any notice provisions of applicable law to the contrary, such tenancy at will may be terminated upon thirty (30) days notice from Landlord.

         26. SUBORDINATION, ESTOPPEL, ATTORNMENT. This Lease shall be subject and subordinate to any mortgage, or other lien presently existing or hereafter arising upon the Premises, or upon the Building, or the Exterior Common Areas, and to any renewals, refinancing and extensions thereof. At the request of any successor to the title or interests of Landlord, Tenant shall attorn to such successor. The provisions of this paragraph shall be self operational with respect to subordination and attornment, provided, however, that Tenant shall upon demand execute such further instruments subordinating this lease or attorning to any such successor as Landlord may request. The terms of this Lease are subject to approval of Landlord's lender(s), and such approval is a condition precedent to Landlord's obligations hereunder. In the event that Tenant should fail to execute any subordination or other agreement required by this Paragraph, promptly


                                                Landlord_____        Tenant_____
as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modification, that the same is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

         27. NO IMPLIED WAIVER. The failure of either party to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

         28. SECURITY DEPOSIT. INTENTIONALLY DELETED.

         29. NOTICE. Any notice in this Lease provided for must be in writing, and may be given or be served either by depositing the same in the United States mail, postpaid, and certified and addressed to the party to be notified, with return receipt requested, or by actually delivering the same addressed to the party to be notified at the address set forth in Paragraph 1 or at such other address as may from time to time be designated by the addressee by notice given in accordance herewith. Notice deposited in the mail as hereinabove described shall be deemed given upon delivery, receipt or attachment to the door of the main entrance to the Premises, as the case may be. In the event delivery by mail cannot be made or is refused, the date of mailing shall be deemed to be the date of notice.
         (a)   LANDLORD:            ALAN B. KAHN AND WINDSOR CITY PARTNERSHIP,
                                    TENANTS IN COMMON
                                    c/o Grubb & Ellis/The Furman Co.
               Address:             PO Box 2487
                                    Greenville, SC 29602

               With a copy to:      Alan B. Kahn
                                    Kahn Development
                                    PO Box 1608
                                    Columbia, SC 29202


                                                Landlord_____        Tenant_____

         (b) TENANT:              TRIVERGENT COMMUNICATIONS

             Address:             Before Lease Commencement Date:

                                  200 North Main Street, Suite 303
                                  Greenville, SC 29601
                                  ATTN: Hamilton E. Russell, III

                                  Following Lease Commencement Date:

                                  301 North Main Street, 5th Floor
                                  Greenville, SC 29601
                                  Hamilton E. Russell, III

         30. SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

         31. GOVERNING LAW. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of South Carolina.

         32. FORCE MAJEURE. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, fire, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord.

         33. TIME OF THE ESSENCE. Time is of the essence of this Lease.

         34. TRANSFERS BY LANDLORD. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.


                                                Landlord_____        Tenant_____

         35. COMMISSIONS. Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease due to any action of the indemnifying party. Landlord agrees to pay Grubb & Ellis/The Furman Co., agent for Landlord, a commission equal to three (3%) percent of the aggregate rental due for years 1-5, and two (2%) percent of the aggregate rental due for years 6-10. Landlord also agrees to pay Coldwell Banker Caine Real Estate, agent for Tenant, three (3%) percent of the aggregate rental due for years 1-10.

         36. LIABILITY. Landlord shall have no personal liability with respect to any of the provisions of this Lease, and if Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to Landlord's equity in the Building and Exterior Common Areas and/or, subject to Paragraph 19, casualty, liability, and/or fire and extended coverage insurance applicable to the building for satisfaction of Tenant's remedies subject to Paragraph 19. In no event shall Landlord's liability exceed such equity.

         37. RECIPROCAL COVENANT ON NOTIFICATION OF ADA VIOLATIONS. Within ten
(10) days after receipt, Landlord and Tenant shall notify the other party in writing, and provide the other with copies of (as applicable), any notices alleging violations of the Americans With Disabilities Act of 1990 relating to any portion of the Property or of the Premises; any claims made or threatened in writing regarding non-compliance with the ADA and relating to any portion of the Property or of the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with the ADA and relating to any portion of the Property or the Premises.

         38. LANDLORD CONTROLS SELECTION. Landlord has advised Tenant that presently Duke Energy Co. ("Electric Service Provider") is the utility company selected by Landlord to provide electric service for the premises. Not withstanding the foregoing, if permitted by Law, Landlord shall have the right at any time and from time to time during the lease term to either contract for service from a different company or companies providing electric service (each such company shall hereafter be referred to as "Alternate Service Provider") or continue to contract for services from the Electric Service Provider.

         39. TENANT SHALL GIVE LANDLORD ACCESS. Tenant shall cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider, and any Alternate Service Provider reasonable access to the premises, electric lines, feeders, risers, wiring and any other machinery within the premises.


                                                Landlord_____        Tenant_____

         40. LANDLORD NOT RESPONSIBLE FOR INTERRUPTION OF SERVICE. Landlord shall in no way be liable or responsible for any loss, damage or expense the Tenant may sustain or incur by reason of any change, failure, interruption, disruption, or defect in the supply or character of the electric energy furnished to the premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternate Service Provider is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease, unless such losses, damages, or expense are the result of the negligence or misconduct of Landlord, its agents, contractors, or employees.

         41. SPECIAL STIPULATIONS. In the event that the following conflicts with the foregoing provisions of this Lease, the following shall control:

         a) Right of First Refusal - Subject to existing leases, and provided Tenant is not in default under any of the terms and conditions of this Lease, Tenant shall have a Right of First Refusal on the 8th and 10th floors of the Building. If Landlord receives a bonafide offer to lease space on either floor, Landlord will notify Tenant of the terms and conditions of the offer, as provided in Paragraph 29 of this Lease, and Tenant shall have TEN (10) DAYS from receipt of said notice to either accept Landlord's offer or reject it. If Tenant rejects Landlord's offer, then Landlord is free to lease to the bonafide prospect. If Landlord does not lease to the bonafide prospect, then Tenant's Right of First Refusal shall remain.

         b) Tenant Occupancy - Landlord shall have one hundred (100) days from permitting to build out the Premises according to the plans and specifications shown on Exhibit "B" and attached hereto.

         c) Parking - During the entire term of this Lease and following an audit conducted at expense of Landlord, Landlord shall provide Tenant with 300 parking spaces free of charge in the following manner: 100 spaces or more in The Landmark Building and 200 spaces or less in the Hyatt Garage. Prior to the Bellsouth Garage being completed and ready for occupancy, Landlord shall provide Tenant up to 80 % of the total spaces available in The Landmark Building Garage until needed by Landlord to lease to other new tenants. All of the spaces that Landlord takes back will be relocated to the Hyatt Garage, subject to availability, or in the alternative to the Mall 200 Garage. Landlord also agrees to provide Tenant 100 additional spaces in parking lots controlled by Landlord at Tenant's expense.


                                                Landlord_____        Tenant_____

         d) Generator - Landlord shall provide Tenant secure space in the old gas station behind the Building to locate its' generator, said generator to be the sole expense of Tenant.

         e) Elevators - Landlord agrees to restrict access to the two (2) elevators on the fifth floor for Tenant's use only.

         f) Signage - Landlord and Tenant acknowledge that BB& T Bank has exclusive signage rights on the Building, and that Landlord will work diligently to seek the bank's approval for Tenant's desired building signage. All signage desired by Tenant shall be at Tenant's sole cost and expense. Landlord needs to use best efforts to secure 1a, 1b (both locations) and 2 (the monument sign in the plaza as outlined on EXHIBIT C; if no approval for 1 b and 2 (monument sign) within SEVEN (7) BUSINESS DAYS of execution of this Lease Agreement then Tenant has the right to rescind this Lease and declare this Lease null and void at Tenant's option without liability whatsoever, by giving Landlord written notice within nine (9) business days of the execution of this Lease Agreement.

         g) Cancellation.-- Tenant entered into a Lease Agreement dated August 19, 1999 with Greenville American Limited Partnership ("GALP"), as Landlord, with respect to certain premises located in The American Federal Building located at 300 East McBee Avenue, Greenville, South Carolina (the "Greenville American Lease"). On December 13, 1999, Tenant delivered a letter to GALP terminating the Greenville American Lease. However, after said letter was delivered, Tenant's attorney was informed that GALP filed a Chapter 11 bankruptcy petition on December 10, 1999, and GALP's attorney asserted that the automatic stay of the bankruptcy court bars Tenant's Termination of the Greenville American Lease. If Tenant's Lease termination was not valid or in the event a bankruptcy court having jurisdiction over this matter does not approve Tenant's request authorizing the termination of the Greenville American Lease, Tenant shall have the right to terminate this Lease by sending Landlord notice that Tenant was unable to terminate the Greenville American Lease. Landlord's 100 days to complete the construction, as described in Paragraph 1(g) and 41(b), shall not begin until Tenant waives this right to terminate. Should Tenant not obtain resolution of its' former lease in its sole satisfaction on or before March 1, 2000, then this Lease shall terminate and neither party shall have any claim against the other.

         h) Counterparts.-- This Lease shall be legally binding with signatures in counterpart.


                                                Landlord_____        Tenant_____

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the date and year first above written.

WITNESS:                            LANDLORD: Alan B. Kahn and
                                    Windsor City Partnership, Tenants in Common

_______________________             By: ______________________________

                                    Title: ___________________________



WITNESS:                            TENANT: TriVergent Communications, Inc.

_______________________             By: ______________________________

                                    Title: ___________________________

                              RULES AND REGULATIONS

1. No sign, picture, advertisement, or notice shall be displayed by Tenant on any part of the Premises or the Building unless the same is first approved by Landlord. Any such sign, picture, advertisement, or notice approved by Landlord shall be painted or installed for Tenant by Landlord at Tenant's expense. No awnings, curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of the Landlord, including approval by the Landlord of the quality, design, color, and manner attached.

2. Tenant shall not do or permit to be done in or about the Premises or the Building any act which obstructs or interferes with the rights of other tenants of Landlord, or annoys them in any way, including, but not limited to, making loud or unseemly noises. Tenant shall not use the Premises for sleeping, lodging, at any time except with Landlord's written permission. Tenant may use for its own employees within its Premises a conventional coffee-maker, microwave, and dishwasher and other traditional kitchen appliances, but Tenant shall be responsible for shutting off the forementioned kitchen appliances at the close of each business day.

3. No vending machines of any kind will be installed, permitted or used by Tenant on any part of the Premises without Landlord's written permission. No part of the Building shall be used for gambling, immoral, or unlawful purposes. No intoxicating beverage shall be sold or consumed in the Building without the prior written consent of Landlord. No area outside of the Premises shall be used by Tenant for storage purposes at any time. No bicycles, vehicles, or animals of any kind shall be brought into the Building by Tenant or kept in or about the Premises.

4. The sidewalks, entrances, passages, corridors, halls, elevators, and stairways shall not be obstructed by Tenant or used for any purpose other than those for which same were intended as ingress and egress. No window shall be covered or obstructed by Tenant. Toilets, wash basins, and sinks shall not be used for any purposes other than those for which they were constructed, and no sweeping, rubbish, coffee grounds, or other obstructing substances shall be thrown therein.

5. No additional lock, latch, or bolt of any kind shall be placed upon any door or any changes be made in existing locks or mechanism thereof by Tenant without the consent of Landlord, and such consent of Landlord shall be requested by Tenant in writing. Upon commencement of this Lease, Landlord shall provide, at no expense to Tenant, two entrance door keys for the demised Premises. The cost of providing additional keys to Tenant shall be borne by Tenant. At the termination of this Lease, Tenant shall return to Landlord all keys furnished to Tenant by Landlord and those keys otherwise procured by Tenant.


                                                Landlord_____        Tenant_____

6. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or issue from the Premises, and no flammable, combustible or explosive fluid, chemical or substance shall be brought into the Building by Tenant.

7. Tenant shall be responsible for locking all entrance doors to the Premises upon the conclusion of the business day.

8. No safes, major furniture, large boxes or parcels, or other kind of freight shall be taken to or from the Premises by Tenant or allowed in any elevator, hall, or corridor at any time except by permission of, and at times allowed by, Landlord. The persons employed to move Tenant's articles must be approved by Landlord.

9. The Building shall be open to Tenant, its employees, and business visitors during such business hours as are deemed standard by Landlord from time to time. At all other times every person, including Tenant, its employees and visitors entering and leaving the Building may be questioned by a watchman as to that person's business therein, and may be required to sign such persons name on a form provided by Landlord for registering such person.

10. Tenant shall not employ any person other than Landlord's contractor or employees for the purpose of cleaning and taking care of the Premises.

11. All decorations of the Premises, including design, color selection, and finish work of the Premises which is visible from any corridor, elevator or other such Common Area, shall be made only with specific written approval from Landlord, and in the absence of such approval Landlord may require Tenant to remove undesirable decoration and restore the Premises to its former condition.

12. Landlord will provide one listing in the Building Directory to Tenant at Landlord's expense. Other listings and signs must be first approved by Landlord and obtained at Tenant's expense.

13. The driveways and loading zones must be kept free of parked automobiles. Cars must be parked in designated areas only. When parking is under the jurisdiction of a governmental authority, the rules and regulations of that authority shall be observed.

14. The Landlord reserves the right at any time to rescind any one or more of these rules and regulations, or to make such other and further reasonable rules and regulations as in the Landlord's judgment may from time to time be necessary for the safety, care and cleanliness of the Premises, and for the preservation of order herein.


                                                Landlord_____        Tenant_____